Exhibit 99.1

For Immediate Release

Contact:
Bruce P. Rounds, CFO
Telephone: (920) 748-1634

Alliance Laundry Purchase Completed by Ontario Teachers’

RIPON, WI (January 27, 2005) - Alliance Laundry Holdings LLC, parent company of Alliance Laundry Systems LLC, today announced that Teachers’ Private Capital, the private equity arm of the Ontario Teachers’ Pension Plan, acting through an affiliate, completed the purchase of Alliance Laundry Holdings LLC from Bain Capital Partners, LLC and minority shareholders for approximately US$450 million. The signing of a definitive purchase agreement was announced on December 8, 2004. The management of Alliance Laundry Systems will continue to hold a significant investment in the company.

“We are looking forward to working with Alliance’s strong management team to help them grow the business,” said Jim Leech, Senior Vice-President, Teachers’ Private Capital. “With its superior quality products and loyal distribution network, Alliance is an excellent fit for our growing private equity portfolio.”

Tom L’Esperance, Chief Executive Officer for Alliance Laundry Systems, LLC said, “We are very pleased to have completed this transaction with Teachers. Alliance’s management is enthusiastic about the opportunities this partnership presents as we work together to execute our Company’s growth objectives.”

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance holds the number one market share position in North America in each of its three end-customer groups. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The company’s products are sold under the well-known brand names Speed Queen®, UniMac®, Huebsch® and Ajax®. Alliance reaches laundromat and on-premise laundry end-customers through a network of over 200 North American distributors and over 100 international distributors, serving over 90 countries. Alliance also serves multi-housing end-customers through a network of over 80 route operators.

About Teachers’ Private Capital

Teachers’ Private Capital (www.otpp.com) is the private equity arm of the C$80 billion Ontario Teachers’ Pension Plan, investing on behalf of 250,000 teachers in Ontario, Canada. With a portfolio of over C$6.8 billion, Teachers’ Private Capital is one of Canada’s largest private investors currently working with more than 100 companies and funds around the world to create value by providing long-term flexible capital. It specializes in providing private equity and mezzanine debt capital for large and mid-cap companies, venture capital for developing industries, and financing for a growing portfolio of infrastructure and timberland assets.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $22 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 225 companies in a variety of industries around the world, and has a team of almost 200 professionals dedicated to investing in and supporting its portfolio companies. A global team of professionals focused on the industrial and manufacturing sector have guided investments in such companies as SigmaKalon, Sealy Corporation, Samsonite, Waters Corporation and Physio Control. Headquartered in Boston, Bain Capital has offices in London, New York and Munich.

Forward Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Alliance Holdings or Alliance Laundry to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Alliance Holdings’ and Alliance Laundry’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.